EXHIBIT 32 Section 1350 Certification of the Chief Executive and Chief Financial Officers

Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

James A. Dowd, President and Chief Executive Officer, and Justin K. Bigham, Executive Vice President, Chief Financial Officer of Pathfinder Bancorp, Inc. (the "Company"), each certify in his capacity as an officer of the Company that he has reviewed the Annual Report of the Company on Form 10-K for the year ended December 31, 2025 and that to the best of his knowledge:

1.
the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and
2.
the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

March 30, 2026	/s/ James A. Dowd
James A. Dowd
President and Chief Executive Officer

March 30, 2026	/s/ Justin K. Bigham
Justin K. Bigham
Executive Vice President, Chief Financial Officer